UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2011

KBS STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
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Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
The information in this Report set forth under Item 2.01 regarding the entry into a joint venture agreement and the related acquisition of a real estate portfolio is incorporated herein by reference. The information in this Report set forth under Item 2.03 regarding the financing of the real estate portfolio by the joint venture is incorporated herein by reference.
ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
On November 22, 2011, KBS Strategic Opportunity REIT, Inc. (the "Company"), through an indirect wholly owned subsidiary, and JP-Richardson, LLC, an affiliate of JP Realty Partners, LTD., entered into a joint venture agreement, and on November 23, 2011, the joint venture acquired a portfolio consisting of five office buildings containing 728,857 rentable square feet and 43 acres of undeveloped land in Richardson, Texas (the "Richardson Portfolio") from Equastone, LLC and its affiliates (collectively, the "Seller"). Neither JP Realty Partners nor the Seller is affiliated with the Company or KBS Capital Advisors LLC, the Company's external advisor (the "Advisor"). The contractual purchase price of the Richardson Portfolio was $44.5 million plus closing costs.
The Company owns a 90% equity interest in the joint venture that acquired the Richardson Portfolio. The Company funded its initial capital contribution to the joint venture with proceeds from the Company's ongoing initial public offering. JP‑Richardson, LLC is the managing member of the joint venture; however, its authority is limited, as the Company must give approval of major decisions involving the business of the joint venture or the Richardson Portfolio and its operations, in the manner set forth in the limited liability company agreement of the joint venture. Income, losses and distributions are generally allocated based on the members' respective equity interests. In certain circumstances, the Company may solicit bids to sell the Richardson Portfolio and may sell all or part of the Richardson Portfolio, provided that JP-Richardson, LLC has a right of first refusal to purchase all or part of the Richardson Portfolio. Additionally, in certain circumstances described in the joint venture agreement, the Company and JP-Richardson, LLC may be required to make additional capital contributions to the joint venture, in proportion to their equity interests.
The joint venture funded the acquisition of the Richardson Portfolio with funds contributed to the joint venture by its members and with proceeds from a mortgage loan (described below).
The office buildings of the Richardson Portfolio were built between 1980 and 1985 and are currently 49% leased to 37 tenants. The current aggregate annual effective base rent, which represents annualized contractual base rental income, adjusted to straight-line any contractual tenant concessions, rent increases and rent decreases from the inception of the leases through the balance of the term, for the tenants of the Richardson Portfolio is approximately $5.9 million and the current weighted-average remaining lease term for the tenants is approximately 3.2 years.  The current weighted-average rental rate over the remaining lease term is $18.20 per square foot. There were no tenants that accounted for more than 10% of the portfolio's total rentable square feet as of the date of acquisition.
ITEM 2.03 CREATION OF A DIRECT OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT
On November 23, 2011, in anticipation of the closing of the Richardson Portfolio, the joint venture entered into a four‑year mortgage loan with GE Capital for borrowings of up to $46.1 million secured by the Richardson Portfolio (the “Richardson Portfolio Mortgage Loan”).  As of November 23, 2011, $29.5 million (the "Initial Funding") had been disbursed to the joint venture with the remaining loan balance of $16.6 million (the "Holdback") available for future disbursements for certain purposes, subject to certain conditions set forth in the loan agreement.  The Richardson Portfolio Mortgage Loan matures on November 30, 2015, with an option to extend the maturity date to November 30, 2016, subject to certain conditions set forth in the loan agreement.  Interest on the Initial Funding is calculated at a fixed rate of 6.25% during the initial term of the loan. Interest on the amount outstanding under the loan during the extension period, if applicable, would be calculated at a fixed rate of 7.25%. Interest on the Holdback is calculated at a variable annual rate of 400 basis points over three-month LIBOR, but at no point shall the interest rate be less than 6.25%. Monthly payments are interest only with the entire principal balance and all outstanding interest and fees due at maturity, assuming no prior prepayment.  The Company has the right to repay the loan after 24 months, subject to the payment of an exit fee.

ITEM 8.01 OTHER EVENTS
Distributions Declared
The Company's board of directors has authorized a distribution in the amount of $0.30 per share of common stock, or 3.0% of the initial public offering price of $10.00 per share of common stock, to stockholders of record as of the close of business on December 23, 2011. In order to be a stockholder of record as of the close of business on December 23, 2011 and eligible for the distribution, all subscriptions (including subscription documents and the subscription amount) or transfer documents (in the case of stock transfers) must be complete, in good order and received by the transfer agent no later than December 22, 2011. Subscriptions and transfers received on December 23, 2011, or previously received subscriptions or transfers that are not in good order on December 22, 2011, will not be processed in time for the December 23, 2011 record date for distributions. The Company expects to pay this distribution in December 2011. Investors may choose to receive cash distributions or purchase additional shares through the Company's dividend reinvestment plan.
This distribution will be funded with the proceeds from real estate financings. The Company is making this distribution because the Company's board of directors and management believes, based on research and analyses performed in consultation with the Advisor, that assets in its portfolio have appreciated in value after the Company's acquisition of such assets or subsequent to the time it has taken control of the assets via foreclosure or deed-in-lieu proceedings. Investors are cautioned, however, that all of the Company's assets are currently non-stabilized assets, which are difficult to value. Moreover, subsequent events could adversely affect the values of the assets. The Company has not sold nor marketed any of these assets and thus it has not yet realized any gain on these investments nor received any offers on them. For the foregoing reasons, the Company can provide no assurance that it could realize any appreciation upon an actual sale of any of its assets. The values of the Company's assets at any given time will depend upon various factors, including market, economic and industry conditions, the characteristics of the investment being sold and the related leases, the availability of buyers and financing, the time period in which the investment is sought to be sold and required approvals.
Under the Company's distribution policy, to the extent that it believes assets in its portfolio have appreciated in value after acquisition or subsequent to the time it has taken control of the assets, the Company may use the proceeds from real estate financings to fund distributions to its stockholders. With respect to the non-performing assets that it acquires, the Company believes that within a relatively short time after acquisition or taking control of such investments via foreclosure or deed-in-lieu proceedings, the assets will often experience an increase in value. For example, in most instances, the Company brings financial stability to the property, which reduces uncertainty in the market and alleviates concerns regarding the property's management, ownership and future. The Company also generally has significantly more capital available for investment in these properties than their prior owners and operators were willing to invest, and as such, it is able to invest in tenant improvements and capital expenditures with respect to such properties, which enables it to attract substantially increased interest from brokers and tenants.
Because the Company intends to fund distributions from cash flow and strategic financings, at this time the Company does not expect the board of directors to declare distributions on a set monthly or quarterly basis. Rather, the board of directors will declare distributions from time to time based on cash flow from the Company's investments and the Company's investment and financing activities. As such, the Company can also give no assurances as to the timing, amount or notice with respect to any other future distribution declarations.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)
Financial Statements of Real Estate Acquired. Since it is impracticable to provide the required financial statements for the Richardson Portfolio described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Company hereby confirms that it intends to file the required financial statements on or before February 8, 2012, by amendment to this Form 8-K.

(b)	Pro Forma Financial Information. See paragraph (a) above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT, INC.

Dated: November 28, 2011	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer